EXHIBIT 10.2

September 29, 2010

Vycor Medical, Inc.
80 Orville Drive, Suite 100
Bohemia, New York 11716

Re: Fountainhead Capital Management Limited–Extension of Funding Commitment

Ladies and Gentlemen:

The purpose of this letter agreement is to set forth the terms of an extension of the funding commitment ("Funding Commitment") by Fountainhead Capital Management Limited ("FHCM") initially issued as a part of a Letter Agreement between FHCM, Regent Private Capital and Vycor Medical, Inc. ("Vycor") dated as of December 29, 2009 (the "FHCM Letter Agreement"). The terms of the Funding Commitment as detailed in the FHCM Letter Agreement are incorporated by reference herein. By its terms, the Funding Commitment expired on August 30, 2010. The parties now intend to extend the Funding Commitment for an additional 12 months to August 31, 2011.

Extension of Funding Commitment:

Fountainhead shall extend its Funding Commitment (to fund or procure funding for Vycor's operating expenses) for an additional 12 months, through August 31, 2011 (the "Extended Funding Commitment").

In the same manner as detailed in the Funding Commitment, advances under the Extended Funding Commitment will be subject to FHCM's confirmation that Vycor's operations for the period commencing September 1, 2010 through the end of each month immediately preceding any funding under the Extended Funding Commitment are within ten percent (10%) of the budgeted gross margin and net expenses in accordance with Vycor's then approved budget (as the same may be revised from time to time based on the mutual agreement of Vycor and FHCM). Vycor and Fountainhead will agree to revise the existing budget no later than October 31, 2010.

As compensation for the extension of the Funding Commitment, Vycor will immediately issue to FHCM additional warrants to purchase shares of Vycor Common Stock equivalent to six percent (6%) of the fully diluted share capital of Vycor as of the date of this Agreement. For this purpose, the parties agree that the attached Capitalization and Warrant Calculation is true and correct and will be utilized as the basis for the calculation of the number of Warrants to be issued to FHCM hereunder.

The warrants will be exercisable for a period of five (5) years from the date of this Agreement at an exercise price of $0.175 per share and will carry a cashless exercise feature.

Any funds directly invested by FHCM will be in the form of a convertible debenture with a final maturity of August 31, 2011, accruing interest at a rate of six percent (6%) per annum and convertible in whole or in part at the option of the holder into shares of Vycor Common Stock at $0.0175 per share. The other terms will be the same as FCM's existing convertible debentures, which have a final maturity date of March 31, 2011. Under these terms, FCM confirms that FCM has the right to convert at any time, and Vycor has the right to repay at any time, but FCM does not have the right to demand repayment prior to maturity unless there is an event of default.

Sincerely,

FOUNTAINHEAD CAPITAL MANAGEMENT LIMITED

/s/ Carole Dodge
By: ___________________________
Carole Dodge, Director

/s/ Eileen O'Shea
By: ___________________________
Eileen O'Shea, Director

ACKNOWLEDGED AND AGREED:

VYCOR MEDICAL, INC.

/s/ Kenneth T. Coviello
By: __________________________

VYCOR CAPITALIZATION STRUCTURE SEPTEMBER 2010

	Issued		Warrants/Options	Fully Diluted
	No.	%	No	No	%

Management	10,235,842	1%	25,508,762	35,744,604	5%
Fountainhead	531,376,650	77%	78,530,305	609,906,956	77%

Total Insiders	541,612,492	79%	104,039,067	645,651,560	81%

Public Shareholders	145,513,655	21%	1,997,500	147,511,155	19%

TotalIPublic	687,126,147	100%	106,036,567	793,162,715	100%

	687,126,147	100%	106,036,567	793,162,715	100%

Notes:
(1)	The substantial majority of management warrants are exerciseable at $0.00717 per share after Jan 1, 2011For this purposes "Management" includes Heather Vinas who resigned on May 14, 2010 for personal reasons but retains restricted stock, options and warrants
(2)	Fountainhead's warrants are exerciseable at $0.0125 per share. 39,063,670 vest by February 2012 subject to certain conditions
(3)	Other shareholder warrants are exerciseable in the range of $0.24-$0.50 per share during 2010, 2011 and 2012
(4)	Fountainhead also holds debt convertible at $0.0125 into 35,308,960 shares
(5)	Kenneth Coviello (CEO) entered into an incentive agreement with the Company under which he could receive upto an additional 24,000,000 warrants in aggregate based on the achievement of certain targets for 2010 and 2011, exerciseable at $0.015

FOUNTAINHEAD WARRANT PROPOSAL TO EXTEND FUNDING COMMITMENT TO AUGUST 2011

Fully diluted share as per August 2010 Capitalization Table	94%	793,162,715

Fountainhead new warrants	6%	50,627,407

Adjusted fully diluted capitalization table	100%	843,790,122

Fountainhead adjusted fully diluted shareholding	78%	660,534,363